UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant    x

Filed by a party other than the registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
x	Definitive Additional Materials
Soliciting Material under §240.14a-12

Apple Inc.

(Name of registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

Apple Inc. Annual Shareholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 10, 2015

The proxy materials for the Apple Inc. 2015 Annual Meeting of Shareholders are available on the Internet or by mail. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Form 10-K are available at:

www.investorvote.com/AAPL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

??Step 1: Go to www.investorvote.com/AAPL.

Step 2: Click the View button(s) to access the proxy materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 24, 2015 to facilitate timely delivery.

Apple Inc. Annual Shareholder Meeting Notice

The Apple Inc. 2015 Annual Meeting of Shareholders will be held on March 10, 2015 at 1 Infinite Loop, Building 4 (Town Hall),

Cupertino, California 95014, at 9:00 a.m. Pacific Daylight Time. Upon arrival, please present your photo identification at the registration desk.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1. The election to the Company’s Board of Directors of the seven nominees named in the Proxy Statement

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015

3. An advisory resolution to approve executive compensation

4. The amendment of the Apple Inc. Employee Stock Purchase Plan

The Board of Directors recommends that you vote AGAINST the following proposals:

5. A shareholder proposal by The National Center for Public Policy Research entitled “Risk Report”

6. A shareholder proposal by Mr. James McRitchie and Mr. John Harrington entitled “Proxy Access for Shareholders”

Other business as may properly come before the annual meeting and postponement(s) or adjournment(s) thereof may be transacted at the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2015 Annual Meeting of Shareholders

Take Interstate 280 (south from San Francisco, north from San Jose). Exit at De Anza Blvd.

Turn south onto De Anza Blvd. toward Cupertino. Turn left onto Mariani Ave.

Continue on Mariani, which leads into the Apple parking lot. Proceed to Building 4 (Town Hall).

Attendance at the 2015 Annual Meeting of Shareholders is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide the Annual Report on Form 10-K for the year ended September 27, 2014 in lieu of producing a glossy annual report.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet or email following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.investorvote.com/AAPL. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Apple Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and order a paper or email copy of the current meeting materials. You can also state your preference for email or paper delivery of future meeting materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 24, 2015.

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